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As filed with the Securities and Exchange Commission on October 4, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Collegium Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	03-0416362 (I.R.S. Employer Identification Number)

780 Dedham Street
Suite 800
Canton, MA 02021
(781) 713-3699
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael T. Heffernan
President and Chief Executive Officer
Collegium Pharmaceutical, Inc.
780 Dedham Street
Suite 800
Canton, MA 02021
(781) 713-3699
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shirley R. Kuhlmann, Esq.
Pepper Hamilton LLP
19th Floor, High Street Tower
125 High Street
Boston, MA 02110
(617) 204-5100

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

             If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

             If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

             If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

             If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value per share	(1)	—	—	—

Preferred Stock, $0.001 par value per share	(1)	—	—	—

Debt Securities	(1)	—	—	—

Warrants	(1)	—	—	—

Units	(1)	—	—	—

Subscription Rights	(1)	—	—	—

Total		—	$250,000,000	$28,975(2)(3)

(1)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, such indeterminate number of units consisting of a combination of the foregoing securities, and such indeterminate number of subscription rights to purchase any of the foregoing securities which together shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. The securities registered hereunder also include such indeterminate number of securities of each identified class of securities, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.

(3)
The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) of the Securities Act, the offering price and registration fee are computed based on the average high and low prices reported for the registrant's shares of common stock traded on The NASDAQ Global Market on October 4, 2016.

             The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 4, 2016.

PROSPECTUS

COLLEGIUM PHARMACEUTICAL, INC.

$250,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Subscription Rights

         We may offer to the public from time to time in one or more series or issuances:

  •
  shares of our common stock;

  •
  shares of preferred stock;

  •
  debt securities consisting of debentures, notes or other evidences of indebtedness;

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  warrants to purchase shares of our common stock, preferred stock and/or debt securities;

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  units consisting of a combination of the foregoing securities;

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  subscription rights to purchase any of the foregoing securities;

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  or any combination of these securities.

         This prospectus provides a general description of the securities that we may offer and sell. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Any prospectus supplement may add to, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information" before you make your investment decision.

         The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in the applicable prospectus supplement.

         Our common stock is traded on The NASDAQ Global Select Market, or NASDAQ, under the symbol "COLL." On October 4, 2016, the closing sale price of our common stock on NASDAQ was $20.12 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on NASDAQ or any other securities exchange of the securities covered by the applicable prospectus supplement.

         Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission incorporated by reference into this prospectus, as described under "Risk Factors" on page 4.

         This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                        , 2016.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $250,000,000 of any combination of the securities described in this prospectus. To the extent required for any offer and sale, a prospectus supplement will set forth the type and number of securities being offered, the offering price, the names of any underwriters, dealers, brokers or agents and the applicable sales commission or discount. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus and/or any prospectus supplement, before making an investment decision.

        This prospectus provides you only with a general description of the securities that we may offer and sell. Each time securities are offered and sold under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein by reference herein and therein, together with the additional information described under "Where You Can Find More Information" below.

        The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

        We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

        References in this prospectus to the terms "the Company," "Collegium," "we," "our" and "us" or other similar terms mean Collegium Pharmaceutical, Inc. and our wholly owned subsidiary, unless we state otherwise or the context indicates otherwise.

PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus (as supplemented and amended), including the risks of investing in our securities discussed under the heading "Risk Factors" contained in this prospectus (as supplemented and amended), and under similar headings in the other documents that are incorporated by reference into this prospectus. You also should carefully read the information incorporated by reference into this prospectus, including our financial data and related notes, and the exhibits to the registration statement of which this prospectus is a part.

 THE COMPANY

Overview

        We are a specialty pharmaceutical company developing and beginning to commercialize next-generation abuse-deterrent products that incorporate our patented DETERx platform technology for the treatment of chronic pain and other diseases. Our first product, Xtampza, is an abuse-deterrent, extended-release, oral formulation of oxycodone, a widely prescribed opioid medication. On April 26, 2016, the U.S. Food and Drug Administration, or FDA, approved our new drug application, or NDA, filing for Xtampza for the management of pain severe enough to require daily, around-the-clock, long-term opioid treatment and for which alternative treatment options are inadequate. Certain human abuse potential studies are included in the approved label, as well as data supporting the administration of the product as a sprinkle or administered via an NG/G Tube. On June 20, 2016, we announced the commercial launch of Xtampza.

        Xtampza has the same active ingredient as OxyContin OP, which is the largest selling abuse-deterrent, extended-release opioid in the United States by dollars, with $2.3 billion in U.S. sales in 2015. We conducted a comprehensive preclinical and clinical program for Xtampza consistent with FDA guidance on abuse-deterrence. These studies and clinical trials demonstrated that chewing, crushing and/or dissolving Xtampza, and then taking it orally or smoking, snorting, or injecting it did not meaningfully change its drug release profile or safety characteristics. By contrast, clinical trials performed by us and others—including a head-to-head clinical trial comparing Xtampza with OxyContin OP—have shown that drug abusers can achieve rapid release and absorption of the active ingredient by manipulating OxyContin OP using common household tools and methods commonly available on the Internet.

        In addition, our preclinical studies and clinical trials have shown that the contents of the Xtampza capsule can be removed from the capsule and sprinkled on food or into a cup, and then directly into the mouth, or administered through feeding tubes, without compromising their drug release profile, safety or abuse-deterrent characteristics. By contrast, OxyContin OP, which is formulated in hard tablets, has a black box warning label stating that crushing, dissolving, or chewing can cause rapid release and absorption of a potentially fatal dose of the active ingredient. We believe that Xtampza can address the pain management needs of the approximately 11 million patients in the United States who suffer from chronic pain and have difficulty swallowing.

        In May 2016, we entered into a License and Development Agreement with BioDelivery Science International, Inc., or BDSI, which grants us an exclusive license to make, use, sell, offer for sale, import, develop and commercialize ONSOLIS in the United States. We plan to commercialize ONSOLIS upon receipt of FDA approval of a Prior Approval Supplement for the manufacturing transfer. Subject to such approval, we expect to launch ONSOLIS during the second half of 2017.

        Since 2010, when we divested our former subsidiary, Onset Therapeutics, LLC, to PreCision Dermatology, Inc., we have devoted substantially all of our resources to the development of our patented DETERx platform technology, the preclinical and clinical advancement of our product candidates, and the creation and protection of related intellectual property. Since 2011, we have not generated any revenue from product sales and we continue to incur significant research, development and other expenses related to our ongoing operations. Prior to our initial public offering of common stock, or IPO, in May 2015, we funded our operations primarily through the private placement of preferred stock, convertible notes and commercial bank debt. Since our IPO, we have funded our operations primarily through the public offering and sale of our equity securities.

        You can get more information regarding our business and industry by reading our most recent Annual Report on Form 10-K and the other reports we file with the SEC. See "Where You Can Find More Information" and "Incorporation of Information by Reference."

Company Information

        Our predecessor was incorporated in Delaware in April 2002 under the name Collegium Pharmaceuticals, Inc. In October 2003, our predecessor changed its name to Collegium Pharmaceutical, Inc. In 2010, our predecessor divested its former subsidiary, Onset Therapeutics, LLC to PreCision Dermatology, Inc. Since then, we have devoted substantially all of our resources to the development of our patented DETERx platform technology, the preclinical and clinical advancement of our product candidates and the creation and protection of related intellectual property. In July 2014, we reincorporated in the Commonwealth of Virginia pursuant to a merger, whereby Collegium Pharmaceutical, Inc., a Delaware corporation, merged with and into Collegium Pharmaceutical, Inc., a Virginia corporation, with the Virginia corporation surviving the merger.

        Our global headquarters are located at 780 Dedham Street, Suite 800, Canton, MA 02021 and our telephone number is (781) 713-3699. Our website address is www.collegiumpharma.com. The content contained in, or that can be accessed through, our website is not part of this prospectus. See "Where You Can Find More Information" and "Incorporation of Information by Reference."

        We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. We will cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.0 billion or more; (ii) December 31, 2020; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

NASDAQ Global Select Market Listing

        Our common stock is listed on NASDAQ under the symbol "COLL."

        The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on NASDAQ or the other securities exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS

        Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and discussed in the section titled "Risk Factors" contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2015, as well as any amendments thereto reflected in subsequent filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, our quarterly reports, and documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. See "Where You Can Find More Information." The risks described in the Annual Report and such subsequent filings are not the only risks that we face. Additional risks not presently known to us or that we do not currently consider significant may also have an adverse effect on us. If any of the risks actually occur, our business, results of operations, cash flows or financial condition could suffer. We cannot assure you that any of the events discussed in the risk factors will not occur. These risks could have a material and adverse impact on our business, results of operations, financial condition and cash flows and if so our future prospects would likely be materially and adversely affected. If any of such events were to happen, the trading price and value of our securities could decline, and you could lose all or part of your investment. You should understand that it is not possible to predict or identify all such risks. Consequently, you should not consider the risk factors to be a complete discussion of all potential risks or uncertainties. Please also read carefully the section below titled "Special Note Regarding Forward-Looking Statements."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference herein regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or the negative of those terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

        The forward-looking statements in this prospectus and the documents incorporated by reference herein include, among other things, statements about:

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  our ability to obtain and maintain regulatory approval of our products and product candidates, and any related restrictions, limitations, and/or warnings in the label of an approved product;

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  our plans to commercialize our product candidates and grow sales of our products;

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  the size and growth potential of the markets for our products and product candidates, and our ability to service those markets;

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  the success of competing products that are or become available;

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  our ability to obtain reimbursement for our products;

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  the costs of commercialization activities, including marketing, sales and distribution;

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  our ability to develop sales and marketing capabilities, whether alone or with potential future collaborators;

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  the rate and degree of market acceptance of our products and product candidates;

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  changing market conditions for our products and product candidates;

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  the outcome of any patent infringement or other litigation that may be brought against us, including litigation with Purdue Pharma, L.P.;

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  our ability to attract collaborators with development, regulatory and commercialization expertise;

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  the success, cost and timing of our product development activities, studies and clinical trials;

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  our ability to obtain funding for our operations;

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  regulatory developments in the United States and foreign countries;

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  our expectations regarding our ability to obtain and adequately maintain sufficient intellectual property protection for our products and product candidates;

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  our ability to operate our business without infringing the intellectual property rights of others;

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  the performance of our third-party suppliers and manufacturers;

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  the loss of key scientific or management personnel;

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  our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act; and

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  the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing.

        We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly under "Risk Factors" that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

        You should read this prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

        Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus and in the applicable prospectus supplement. See "Risk Factors."

 USE OF PROCEEDS

        Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, acquisitions of new technologies or businesses, and investments. Additional information on the use of net proceeds from the sale of securities by us under this prospectus will be set forth in the prospectus supplement relating to the specific offering.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        Our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the five most recently completed fiscal years, as required, and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities or preferred stock in the future.

 GENERAL DESCRIPTION OF SECURITIES

        We may offer and sell, up to a total dollar amount of $250,000,000, at any time and from time to time:

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  shares of our common stock;

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  shares of preferred stock;

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  debt securities consisting of debentures, notes or other evidences of indebtedness;

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  warrants to purchase shares of our common stock, preferred stock and/or debt securities;

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  units consisting of a combination of the foregoing securities;

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  subscription rights to purchase any of the foregoing securities; or

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  any combination of these securities.

        This prospectus provides you with a general description of the securities that we may offer. The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. In connection with each offering, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered, including, to the extent applicable:

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  designation or classification;

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  aggregate offering price;

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  rates and times of payment of dividends;

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  redemption, conversion or exchange terms;

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  conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

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  restrictive covenants;

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  voting or other rights; and

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  important federal income tax considerations.

        The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not included in the registration statement at the time of its effectiveness or offer a security of a type that is not described in this prospectus.

 DESCRIPTION OF CAPITAL STOCK

        The following summary of the terms of our capital stock is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation and amended and restated bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to "Where You Can Find More Information" below for directions on obtaining these documents.

        As of September 30, 2016, our capital stock was held of record by 45 shareholders. Our authorized capital stock consists of 105,000,000 shares, 100,000,000 of which are designated as common stock with a par value of $0.001 per share and 5,000,000 of which are designated as preferred stock with a par value of $0.001.

        As of September 30, 2016, there were 23,588,985 shares of common stock outstanding, no shares of preferred stock or warrants outstanding and options to purchase an aggregate of 2,284,346 shares of common stock outstanding.

Common Stock

        As of September 30, 2016, we had 23,588,985 shares of common stock outstanding. Shares of our common stock have the following rights, preferences and privileges:

        Voting Rights.    The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. With certain exceptions, a majority of the votes cast at a shareholder meeting at which a quorum is present must approve all shareholder matters. Our amended and restated articles of incorporation provide that an amendment to our amended and restated articles of incorporation, a merger, share exchange, domestication, entity conversion, sale of assets that requires shareholder approval or our dissolution must be approved by a majority of all the votes entitled to be cast at a shareholder meeting. Our amended and restated articles of incorporation provide that an amendment to our amended and restated bylaws by the shareholders must be approved by more than two thirds of all the votes entitled to be cast. Our amended and restated bylaws also provide that our directors are elected by a plurality of the votes cast.

        Dividends.    Subject to the preferences applicable to any shares of preferred stock outstanding at any time, holders of our common stock are entitled to receive dividends when and as declared by our board of directors from assets or funds legally available therefor. The timing, declaration, amount and payment of future dividends will depend on our financial condition, earnings, capital requirements and debt service obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that our board of directors deems relevant. Our board of directors will make all decisions regarding our payment of dividends from time to time in accordance with applicable law.

        Liquidation.    Subject to any preferential liquidation rights of holders of preferred stock that may be outstanding, upon our dissolution, the holders of our common stock will be entitled to share ratably in our assets legally available for distribution to our shareholders.

        No Preemptive or Similar Rights.    The holders of our common stock do not have any preemptive rights or preferential rights to subscribe for shares of our capital stock or any other securities. Our common stock is not subject to any redemption or sinking fund provisions.

  Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

  Listing

        Our common stock is listed on NASDAQ under the symbol "COLL."

Preferred Stock

        Our board of directors may, without further action by our shareholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of our preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of our preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without shareholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

        If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

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  the title and stated value;

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  the number of shares offered, the liquidation preference per share and the purchase price;

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  the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption, if applicable;

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  any listing of the preferred stock on any securities exchange or market;

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  whether the preferred stock will be convertible into our common stock or other securities of the Company, and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);

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  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

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  voting rights, if any, of the preferred stock; and

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  a discussion of any material U.S. federal income tax considerations applicable to the preferred stock.

        The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

  Transfer Agent and Registrar

        The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

Anti-Takeover Effects of Provisions of our Articles of Incorporation, our Bylaws and Virginia Law

        Various provisions contained in our amended and restated articles of incorporation, our amended and restated bylaws and Virginia law could delay, deter or discourage some transactions involving an actual or potential change in control of the Company.

Articles of Incorporation and Bylaws

Preferred stock

        Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the preferences, rights and other terms of such series. See "—Preferred Stock" for additional information. Under this authority, our board of directors could create and issue a series of preferred stock with rights, preferences or restrictions that have the effect of discriminating against an existing or prospective holder of our capital stock as a result of such holder beneficially owning or commencing a tender or exchange offer for a substantial amount of our common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render it more difficult for, or to discourage an attempt by, a potential acquiror to obtain control of us by means of a merger, tender or exchange offer, proxy contest or otherwise, and thereby protect the continuity of our management. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without any action by our shareholders.

Qualification and election of directors

        Our amended and restated bylaws provide that to be eligible to be nominated by a shareholder for election to our board of directors, a person must submit a written questionnaire regarding his or her background and qualifications and must agree to other representations as set forth in our amended and restated bylaws.

        Under our amended and restated articles of incorporation, our board of directors is divided into three classes, each serving three-year terms and until each director's successors are duly elected and qualified. The election of the classes is staggered, such that only approximately one third of our board of directors is up for election in any given year. Our amended and restated articles of incorporation do not provide for cumulative voting in the election of directors.

Board vacancies; removal

        Our amended and restated articles of incorporation provide that any vacancy occurring on our board of directors will be filled by a majority of directors then in office, even if less than a quorum. Our amended and restated articles of incorporation also provide that our directors can only be removed for cause upon the vote of more than two thirds of the votes entitled to be cast by holders of common stock.

Special meetings of shareholders; number of directors and unanimous written consent of shareholders

        Our amended and restated articles of incorporation provide that only the board of directors, the chairman of the board of directors or the president may call a special meeting of the shareholders. Our amended and restated bylaws provide that the authorized number of our directors be changed only by resolution of our board of directors. Our amended and restated bylaws prohibit shareholders from acting by less-than-unanimous written consent.

Advance notification of shareholder nominations and proposals

        Our amended and restated bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of persons for election as directors, other than nominations made by or at the direction of our board of directors.

Virginia Anti-Takeover Statutes

Affiliated transactions statute

        Virginia law contains provisions governing certain material transactions, or affiliated transactions, between the Company and any holder of more than 10% of any class of its outstanding voting shares, or an interested shareholder. In general, these provisions prohibit a Virginia corporation from engaging in an affiliated transaction with an interested shareholder for a period of three years following the date such person became an interested shareholder, unless (i) a majority of the disinterested directors and the holders of at least two-thirds of the voting shares, other than those beneficially owned by the interested shareholder, approved the affiliated transaction, or (ii) before the date that the person became an interested shareholder, a majority of the disinterested directors approved the transaction that resulted in the person becoming an interested shareholder. After three years, any such transaction must be at a "fair price," as statutorily defined, or must be approved by the holders of at least two-thirds of the voting shares, other than those beneficially owned by the interested shareholder. Affiliated transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, the sale of shares of the corporation or any of its subsidiaries to an interested shareholder having an aggregate fair market value of greater than 5% of the aggregate fair market value of the corporation's outstanding shares, any dissolution of the Company proposed by or on behalf of an interested shareholder or any reclassification, including reverse stock splits, recapitalization or merger of the Company with its subsidiaries, if any, that increases the percentage of voting shares beneficially owned by an interested shareholder by more than 5%.

        The shareholders of a Virginia corporation may adopt an amendment to the corporation's articles of incorporation or bylaws opting out of the provisions of Virginia law governing affiliated transactions but such amendment shall not be effective until 18 months after its adoption. Neither our amended and restated articles of incorporation nor our amended and restated bylaws contain a provision opting out of the provisions of Virginia law governing affiliated transactions.

Control share acquisitions statute

        Virginia law also contains provisions relating to control share acquisitions, which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a Virginia public corporation to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.

        As permitted by Virginia law, our amended and restated articles of incorporation contain a provision opting out of the Virginia anti-takeover law regulating control share acquisitions.

Indemnification and limitation of directors' and officers' liability

        We are a Virginia corporation. As permitted by Virginia law, our amended and restated articles of incorporation provide that no director or officer shall be liable in any proceeding brought by or in the right of us or our shareholders for monetary damages arising out of any transaction, occurrence or other course of conduct, except for liability resulting from willful misconduct or a knowing violation of criminal law or of any federal or state securities laws.

        Our amended and restated articles of incorporation require us to indemnify any director or officer who was or is a party to a proceeding, including a proceeding brought by or in the right of the Company, due to his or her status as our director or officer unless he or she engaged in willful misconduct or a knowing violation of criminal law. Our amended and restated articles of incorporation also require us to advance expenses to such person prior to the final disposition of any such proceeding.

        We have obtained policies that insure our directors and officers against certain liabilities they may incur in their capacity as directors and officers.

        We have entered into indemnification agreements with our directors and executive officers. These agreements contain provisions that may require us, among other things, to advance expenses to and indemnify these directors and officers against certain liabilities that may arise because of their status or service as directors or officers of us.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

        We may offer under this prospectus up to $250,000,000 aggregate principal amount of secured or unsecured debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for a public offering price of up to $250,000,000. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities. We will issue any debt securities under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and any amendment or supplement thereto and those made part of the indenture by reference to the Trust Indenture Act of 1939, or the Trust Indenture Act, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included.

        The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture which will be filed with a future prospectus supplement and any amendment or supplement thereto.

General

        We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

        The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

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  the title of the series;

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  the aggregate principal amount;

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  the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

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  any limit on the aggregate principal amount;

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  the date or dates on which principal is payable;

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  the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

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  the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

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  the place or places where principal and, if applicable, premium and interest, is payable;

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  the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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  the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

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  whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

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  the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

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  the currency of denomination;

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  the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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  if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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  if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

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  the provisions, if any, relating to any collateral provided for such debt securities;

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  any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

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  any events of default, if not otherwise described below under "Defaults and Notice";

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  the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

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  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

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  any guaranties of the debt securities;

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  the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company; and

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  the terms and conditions, if any, pursuant to which the debt securities, in whole or in part, shall be defeasible.

        All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series with the same terms as the original debt securities of that series (other than the issue price and the interest accrued prior to the issue date of the additional debt securities). We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement. We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

        We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

        We may issue debt securities that will be represented by either:

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  "book-entry securities," which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

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  "certificated securities," which means that they will be represented by a certificate issued in definitive registered form.

        We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

        If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Global Securities

        The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Protection in the Event of Change of Control

        Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or that would otherwise afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

        Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

        We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

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  we are the surviving entity of any such merger or consolidation or the entity formed by such merger or consolidation shall be organized under the laws of the United States of America, or any state thereof or the District of Columbia, and shall expressly assume by a supplemental indenture all of our obligations related to such debt securities; and

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  immediately before and immediately after the merger or consolidation, no default or event of default shall have occurred and be continuing.

        Notwithstanding the foregoing, the indenture may allow certain transactions, including, but not limited to, a merger between us and our wholly owned subsidiary or a merger between us and our affiliate for the purpose of converting us into a corporation under the laws of the United States of America, or any state thereof or the District of Columbia, or for the purpose of creating or collapsing a holding company structure.

Defaults and Notice

        The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

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  failure to pay the principal of, or premium, if any, on, any debt security of such series when due and payable (whether at maturity, upon redemption, acceleration or otherwise);

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  failure to make a payment of any interest on any debt security of such series when due and payable and such failure continues for a period of 30 days;

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  our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series and such failure continues for a period of 60 days after written notice from the trustee or holders of 25% in the aggregate principal amount of the then-outstanding debt securities of such series; and

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  certain events relating to our or our significant subsidiaries' bankruptcy, insolvency or reorganization.

        If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding debt securities of such series may declare the principal amount of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

        Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the trustee knows of the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, except in the case of a default that results from the failure to make any payment of the principal of, or interest or premium, if any, on the debt securities of any series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

        Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before instituting a proceeding or pursuing a remedy under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

        Any indenture that governs our debt securities covered by this prospectus may permit the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include that the holders of at least 25% in aggregate principal amount of the debt securities of such series then-outstanding make a prior written request upon the trustee to exercise its power under the indenture and offer reasonable indemnity to the trustee. Even so, such holders may have an absolute right to receipt of the principal of, or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

        We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

        The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

        Any indenture that governs our debt securities covered by this prospectus may provide that we may discharge our obligations under such debt securities and the indenture with respect to such debt securities if:

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  either (A) there shall have been canceled by the trustee under the indenture, or delivered to the trustee for cancellation, all debt securities of such series theretofore authenticated and delivered or (B) all such debt securities not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements for the giving of notice of redemption by the trustee;

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  we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal, premium, if any, and interest to the maturity or date of redemption;

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  we have paid all other sums payable by us under the indenture or deposited all other required sums with the trustee; and

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  the deposit will not result in a breach or violation of, or constitute a default under, any other instrument or agreement to which we are a party or to which we are bound.

        Any indenture that governs our debt securities covered by this prospectus may provide that we may be discharged from our obligations with respect to any debt securities, subject to certain exceptions. Further, any indenture that governs our debt securities covered by this prospectus may provide that we may be released from our obligations under certain sections of such indenture, subject to certain exceptions. In either case, such indenture may provide that certain conditions must be satisfied prior to such discharge or release, including, but not limited to:

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  we shall have irrevocably deposited with the trustee, in trust, for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities, (a) money, (b) U.S. or foreign government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money, or (c) a combination thereof, in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, accrued interest and premium, if any;

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  there shall be no continuing default or event of default with respect to such debt securities at the time of the deposit or after giving effect thereto;

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  there shall not be certain conflicting interest for purposes of the Trust Indenture Act;

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  such actions shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are bound;

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  we shall have delivered a legal opinion relating to certain tax matters; and

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  we shall have delivered a legal opinion and certain other certificates relating to the satisfaction of the required conditions.

Regarding the Trustee

        We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of the Company, the indenture and the Trust Indenture Act limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any "conflicting interest" within the meaning of the Trust Indenture Act, it must eliminate such conflict or resign.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants. We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, if any, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants.

        The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

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  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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  if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

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  if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants, and a description of that series of our preferred stock;

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  if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

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  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

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  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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  any applicable material U.S. federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

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  if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  the anti-dilution provisions of the warrants, if any;

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  any redemption or call provisions;

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  whether the warrants are to be sold separately or with other securities as parts of units; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

        The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

        We may issue units comprised of one or more shares of common stock or preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including:

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  the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

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  the rights and obligations of the unit agent, if any;

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  any provisions of the governing unit agreement that differ from those described below; and

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Debt Securities" and "Description of Warrants," will apply to each unit and to any common stock, preferred stock, debt securities or warrants included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in numerous distinct series as we determine.

 DESCRIPTION OF SUBSCRIPTION RIGHTS

        As specified in any applicable prospectus supplement, we may issue subscription rights consisting of one or more shares of common stock, shares of preferred stock, debt securities, or any combination of such securities.

 PLAN OF DISTRIBUTION

        We may sell the offered securities in any of the ways described below or in any combination or any other way set forth in an applicable prospectus supplement from time to time:

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  to or through underwriters or dealers in a public offering and sale by them;

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  through one or more agents; or

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  directly to purchasers or to a single purchaser.

        Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. We may also sell securities to our shareholders as part of a dividend on our common shares if our board of directors, in the future, should elect to pay dividends with a combination of cash and common shares.

        The distribution of the securities may be effected from time to time in one or more transactions:

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  at a fixed price, or prices, which may be changed from time to time;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        Any of the prices may present a discount to the then prevailing market prices.

        In connection with each offering, a prospectus supplement will describe the method of distribution of the securities and any applicable restrictions. The prospectus supplement will also describe the specific terms of the offering of the securities, including the following:

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  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

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  the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers;

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  the compensation payable to each participant in the offer and sale of the securities, including discounts, concessions and commissions;

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  the nature of the underwriters' obligation to take the securities, including best efforts or firm commitment obligations; and

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  any securities exchanges on which the securities may be listed.

        Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, the maximum compensation to the underwriters or dealers in connection with the sale by the Company of its securities pursuant to this prospectus and the accompanying supplement to this prospectus may not exceed 8% of the aggregate offering price of the securities as set forth on the cover page of any prospectus supplement.

        Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

        Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

        We may sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless stated otherwise in the applicable prospectuses.

        We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.

        The securities we offer may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.

        Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

        If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

        The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

        We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        Underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

        If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

        To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

 LEGAL MATTERS

        Unless indicated otherwise in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Pepper Hamilton LLP, Philadelphia, Pennsylvania. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

        The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, NE, Washington, DC 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing us at 780 Dedham Street, Suite 800, Canton, MA 02021 or telephoning us at (781) 713-3699.

        We also maintain a website at www.collegiumpharma.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider such information contained on, or accessed through, our website as part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37372):

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 18, 2016;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 11, 2016;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the SEC on August 11, 2016;

  •
  Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2016;

  •
  Our Current Reports on Form 8-K filed with the SEC on January 26, 2016, April 15, 2016, May 12, 2016 and June 13, 2016; and

  •
  The description of our common stock contained in our registration statement on Form 8-A (File No. 001-3732) filed with the SEC on May 1, 2015, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

        To obtain copies of these filings, see "Where You Can Find More Information" on page 26 of this prospectus.

COLLEGIUM PHARMACEUTICAL, INC.

$250,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Subscription Rights

Prospectus

                        , 2016

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth an estimate of the fees and expenses, other than any underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

	Amount
SEC registration fee	$28,975
NASDAQ Global Select Market listing fee		(1)
FINRA filing fee (if applicable)		(1)
Accounting fees and expenses		(1)
Legal fees and expenses		(1)
Transfer agent and registrar fees and expenses		(1)
Printing and miscellaneous fees and expenses		(1)

Total		$(1)

(1)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. These expenses will be reflected in the applicable prospectus supplement or as an exhibit to a Current Report on Form 8-K in reference to the specific offering of securities, if any, to which it relates.

Item 15.    Indemnification of Directors and Officers

Virginia Stock Corporation Act

        We are a Virginia corporation. The Virginia Stock Corporation Act, or the VSCA, permits indemnification of a corporation's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Sections 13.1-696 and 13.1-704 of the VSCA generally authorize a Virginia corporation to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation if acting in their official capacity with the corporation or, in all other cases, at least not opposed to its best interests, and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Additionally, Section 13.1-704 of the VSCA provides that a Virginia corporation has the power to make any further indemnity to any director or officer, including in a proceeding brought by or in the right of the corporation, if authorized by its articles of incorporation or any bylaw or resolution adopted by the shareholders, except an indemnity against his or her willful misconduct or a knowing violation of the criminal law. Our amended and restated articles of incorporation require us to indemnify our directors and officers to the full extent permitted by the VSCA.

        Our amended and restated articles of incorporation also provide that, to the full extent that the VSCA permits the limitation or elimination of the liability of directors and officers, no director or officer of the Company shall be liable in any proceeding brought by or on behalf of the Company or its shareholders for monetary damages arising out of any transaction, occurrence or course of conduct. Section 13.1-692.1 of the VSCA permits the elimination of liability of directors and officers in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of a corporation, except for liability resulting from such persons having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security.

        We have entered into indemnification agreements with each of our directors and executive officers pursuant to which we agree to indemnify, including advancing expenses to, each of them against any liabilities that he or she may incur as a result of his or her service as a director or officer of the Company to the fullest extent permitted by Virginia law and our amended and restated articles of incorporation.

        We carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act.

        In any underwriting agreement that we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, the Company, its directors, its officers and persons who control the Company within the meaning of the Securities Act, against certain liabilities.

Item 16.    Exhibits

Exhibit		Description
1.1	*	Form of underwriting / agency agreement

4.1		Second Amended and Restated Articles of Incorporation of Collegium Pharmaceutical, Inc.(1)

4.2		Amended and Restated Bylaws of Collegium Pharmaceutical, Inc.(1)

4.3	*	Form of Common Stock Certificate

4.4	*	Form of Preferred Stock Certificate

4.5		Eighth Amended and Restated Investor Rights Agreement, dated March 6, 2015, by and among Collegium Pharmaceutical, Inc. and certain of its shareholders.(2)

4.6		Form of Indenture

4.7	*	Form of Debt Securities

4.8	*	Form of Common Stock Warrant Agreement and Warrant Certificate

4.9	*	Form of Preferred Stock Warrant Agreement and Warrant Certificate

4.10	*	Form of Debt Securities Warrant Agreement and Warrant Certificate

4.11	*	Form of Unit Agreement

4.12	*	Form of Subscription Rights Agreement

5.1		Opinion of Pepper Hamilton LLP

12.1	*	Calculation of Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividends

23.1		Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

23.2		Consent of Grant Thornton LLP

24.1		Power of attorney (included on the signature page hereto)

25.1	**	Statement of Eligibility of Trustee Under Debt Indenture

*
To be filed by amendment, including, if necessary, a post-effective amendment, or as an exhibit to a document to be incorporated by reference in connection with the offering of the securities registered hereunder.

**
To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.

(1)
Previously filed as an exhibit to the registrant's Current Report on Form 8-K filed with the SEC on May 12, 2015.

(2)
Previously filed as an exhibit to the registrant's Registration Statement on Form S-1 (File No. 333-203208) filed with the SEC on April 2, 2015.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

          (8)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to our organizational documents or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (9)   That: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (10) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on October 4, 2016.

COLLEGIUM PHARMACEUTICAL, INC.
By:	/s/ MICHAEL T. HEFFERNAN, R.PH. Michael T. Heffernan, R.PH. President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Michael T. Heffernan and Paul Brannelly, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL T. HEFFERNAN, R.PH. Michael T. Heffernan, R.PH.	President, Chief Executive Officer (Principal Executive Officer) and Director	October 4, 2016
/s/ PAUL BRANNELLY Paul Brannelly	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2016
/s/ GAREN G. BOHLIN Garen G. Bohlin	Director	October 4, 2016
/s/ JOHN G. FREUND, M.D. John G. Freund, M.D.	Director	October 4, 2016

Signature	Title	Date

/s/ DAVID HIRSCH, M.D., PH.D. David Hirsch, M.D., Ph.D.	Director	October 4, 2016
/s/ ERAN NADAV, PH.D. Eran Nadav, Ph.D.	Director	October 4, 2016
Gino Santini	Director
/s/ THEODORE R. SCHROEDER Theodore R. Schroeder	Director	October 4, 2016
/s/ JOHN A. FALLON, M.D. John A. Fallon, M.D.	Director	October 4, 2016

EXHIBIT INDEX

Exhibit	Description
4.6	Form of Indenture
5.1	Opinion of Pepper Hamilton LLP
23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)
23.2	Consent of Grant Thornton LLP
24.1	Power of attorney (included on the signature page hereto)